RLF1 28652852v.1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE TATTOOED CHEF, INC. ) ) C.A. No. 2023-0207-LWW [PROPOSED] FINAL ORDER AND JUDGMENT WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Tattooed Chef, Inc. the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown, IT IS HEREBY ORDERED this ___ day of __________, 2023, that: 1. The Common Stock Increase Amendment and New Certificate of Incorporation, including the filing and effectiveness thereof, are hereby validated and declared effective as of 12:19 p.m. (EDT) on October 15, 2020.1 2. All shares of capital stock of the Company issued in reliance on the effectiveness of the Common Stock Increase Amendment and New Certificate of Incorporation, including 65,118,913 shares of Common Stock issued by the Company in connection with or after the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares. 3. The above-captioned action is hereby CLOSED. The Honorable Lori W. Will 1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition. GRANTED Exhibit 99.1

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69250530 Current Date: Mar 06, 2023 Case Number: 2023-0207-LWW Case Name: In re Tattooed Chef, Inc. Court Authorizer: Lori W. Will Court Authorizer Comments: The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 6, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action). /s/ Judge Lori W. Will